Exhibit 10.23

Amendment No. 2 to the Acknowledgment and Amendment Letter
and the Original Agreement

THIS AMENDMENT NO. 2 (the “Amendment No. 2”) TO THE AMENDMENT NO. 1, ACKNOWLEDGMENT AND AMENDMENT LETTER AND THE ORIGINAL AGREEMENT (as defined below), is dated as of July 23, 2010, by and between China Yongxin Pharmaceuticals Inc., a Delaware corporation (the “Seller”) and PmMaster Beijing Software Co., Ltd (the “Purchaser”) (collectively, the “Parties”).  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Stock Purchase Agreement by and between the Seller and Purchaser on March 1, 2010 (the “Original Agreement”) and/or in the Acknowledgment and Amendment Letter and Amendment No.1 (as defined below).  Subject to the modifications and amendments provided herein, all other terms of the Original Agreement shall remain in full force and effect.

RECITALS

A.
On March 1, 2010, pursuant to the Original Agreement, Purchaser purchased from Seller and Seller sold, transferred and delivered to Purchaser, all of the equity interests in the Subsidiaries (as defined in the Original Agreement) for a total consideration of $20,000 (“Purchase Price”).

B.
On May 15, 2010, the Parties entered into an Acknowledgment and Amendment Letter (the “Acknowledgment and Amendment Letter”) to amend Section 2.2 of the Original Agreement to clarify that the Purchase Price was paid by the Purchaser to purchase the Subsidiaries, including all of the assets and liabilities of the Subsidiaries.

C.
On May 19, 2010, the Parties entered into an Amendment to the Acknowledgment and Amendment Letter and Original Agreement (“Amendment No. 1”), to further clarify that in exchange for the Purchase Price, Purchaser is: (1) purchasing the Shares, (2) purchasing all of the assets of the Subsidiaries, and (3) assuming all of the liabilities of the Subsidiaries.

D.
After the execution of the Amendment No. 1, the Seller determined that one of the subsidiaries, Global Computer Systems, Inc. (“Global”), which was one of the Subsidiaries (as defined in the Original Agreement) that the Parties understood would be included in Purchaser’s purchase of the Subsidiaries, was inadvertently left out of the list of Seller’s companies that were to included under the definition of “Subsidiaries” in Section 1.1(b) of the Original Agreement;

E.
By executing this Amendment No. 2, the Parties intend to revise the above-described discrepancy in the definition of “Subsidiaries” in the Original Agreement to include Global as one of the Subsidiaries purchased by Purchaser, and to revise the description of the “Subsidiaries’ Assets and Liabilities” in Section 2.1 of the Original Agreement, as amended in the Acknowledgment and Amendment Letter and Amendment No. 1, to include all of the liabilities of Global, as part of the amount of liabilities of the Subsidiaries that were assumed by Purchaser as part of this transaction.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, the parties, intending to be legally bound, hereby agree as follows:

1.  The Parties hereby acknowledge and agree that Section 1.1(b) of the Original Agreement shall be amended and replaced in its entirety as follows:

“(b) “Subsidiaries” means, collectively, Digital Learning Institute Inc., a Delaware corporation; Software Education of America, Inc., a California corporation; McKinley Educational Services, Inc., a California corporation; Digital Knowledge Works, Inc., a Delaware corporation; Coursemate, Inc., a California corporation; and Global Computer Systems, Inc., a Delaware corporation.”

2.  The Parties hereby further acknowledge and agree that Section 2.1 of the Original Agreement, as amended in the Acknowledgment and Amendment Letter and Amendment No. 1, shall each be amended and replaced in their entirety as follows:

“Section 2.1  Sale of Subsidiaries.  Subject to the terms and conditions of this Agreement, and in consideration of the covenants and agreements set forth herein (including the waiver set forth in Article 3 hereof), on the Effective Date, Purchaser shall purchase and assume from Seller, and Seller shall sell, transfer, assign and deliver to Purchaser: (a) all of the assets of the Subsidiaries, including the Digital Learning Institute software platform, and (b) all of the liabilities of the Subsidiaries in the approximate amount of $1.959 million (collectively, the “Subsidiaries’ Assets and Liabilities”).  In connection with the Sale, Seller shall sell, transfer and deliver and Purchaser shall purchase and acquire the Shares, free and clear of all options, pledges, security interests, voting trusts or similar arrangements, liens, charges or other encumbrances or restrictions of any kind whatsoever (collectively, “Encumbrances”).”

IN WITNESS WHEREOF, the undersigned Parties have executed this Amendment No. 2 as of the date first written above.

PURCHASER:	SELLER:

PmMaster Beijing Software Co., Ltd	China Yongxin Pharmaceuticals Inc.

Name:	Name: Yongxin Liu
Title:	Title: Chief Executive Officer